UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

Date of Report (Date of earliest event reported)   October 2, 2007

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania	19053
(Address of Principal Executive Offices)	(Zip Code)

(215) 354-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

WorldGate Communications Inc. was notified by The Nasdaq Stock Market on October 2, 2007 that, effective October 4, 2007, due to its failure to comply with Marketplace Rules 4310(c)(3) and 4310(c)(4), it would be delisted from the NASDAQ Capital Market. An application was made on October 3, 2007 to commence trading on the NASDAQ OTC Bulletin Board.

The Company believes that it meets all requirements for trading on the OTC Bulletin Board and anticipates that such application to commence trading on the OTC Bulletin Board will be processed over the next few trading days.  During this period the Company’s common stock will be traded on the Pink Sheets under the current trading symbol, WGAT, and upon approval of the application, trading of its common stock on the OTC Bulletin Board is expected to commence by early next week.  The Company intends to maintain compliance with all the requisite rules and regulations for continued trading on the OTC.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date:	October 4, 2007	/s/ Randall J. Gort
Randall J. Gort
Secretary